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                        CONSENT OF INDEPENDENT AUDITORS



  We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Tri-County Financial Corporation for the year ended December 31, 1998 of our report dated February 26, 1999 relating to the consolidated financial statements of Tri-County Financial Corporation.



                                            /s/ Stegman & Company



Baltimore, Maryland
March 26, 1999